     Press Release

AmeriGas Reports First Quarter Results
JANUARY 31, 2018

VALLEY FORGE, PA - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. ("the Partnership," NYSE: APU), today reported financial results for the fiscal quarter ended December 31, 2017.
EARNINGS HIGHLIGHTS

•	GAAP net income of $104.4 million and adjusted net income of $103.7 million

•	Adjusted EBITDA of $194.1 million, compared with $185.1 million in the prior year
Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, "We had a solid operating quarter, with National Accounts and Cylinder Exchange programs both posting volume increases over the prior year and our bulk business experiencing a slight increase in unit margins despite increases in product costs. Weather was close to normal, an improvement over the prior two warm years, although the colder weather disproportionately occurred in the final week of December, and much of the sales volume associated with that colder weather occurred in January. The cold weather led to operating conditions that underscore the benefits of the scale and reach of our supply infrastructure, which is unmatched in the industry. We quickly redeployed our extensive network of supply assets to the hardest hit areas of the Northeast and South to ensure continuity of supply to our customers during the peak heating season."
Given the significance of the second fiscal quarter to full year results, AmeriGas intends to provide an update regarding its adjusted EBITDA guidance upon completion of the second fiscal quarter ending March 31, 2018.
KEY DRIVERS OF RESULTS

•
Temperatures were 1.4% warmer than normal and 9.9% colder than the prior year, however they were significantly impacted by the last week in December which was 60% colder than the prior year period. Excluding that week, weather was 6.6% warmer than normal and 3.8% colder than the prior year.

•	Cylinder Exchange volume increased 9% over prior year.

•	National Accounts volume increased 7% over prior year.

•	Unit margins increased $0.01 despite Mont. Belvieu prices that were 64% higher than the prior year

•	Adjusted EBITDA for the prior-year period included a previously-reported charge of $8.8 million to correct gains on sales of certain assets related to the Heritage Propane Acquisition.
EARNINGS CALL and WEBCAST
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal first quarter earnings and other current activities at 9:00 AM ET on Thursday, February 1, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on February 1 through 11:59 PM on February 8. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 2603134.

ABOUT AMERIGAS
AmeriGas is the nation’s largest retail propane marketer, serving over 1.8 million customers in all 50 states from approximately 1,900 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%. Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

CONTACT INVESTOR RELATIONS
610-337-7000
Will Ruthrauff, ext. 6571
Brendan Heck, ext. 6608
Shelly Oates, ext. 3202

USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquisitions and achieve anticipated synergies, and the interruption, disruption, failure, malfunction or breach of our information technology systems, including due to cyber-attack. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

USE OF NON-GAAP MEASURES
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.
Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s Adjusted EBITDA as the profitability measure for its domestic propane segment.
Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.
Reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP are presented at the end of this press release.

REPORT OF EARNINGS
AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Propane	$711,464	$604,056	$2,290,946	$2,083,312
Other	75,832	73,110	272,679	261,573
	787,296	677,166	2,563,625	2,344,885
Costs and expenses:
Cost of sales — propane	344,351	214,405	1,021,207	706,325
Cost of sales — other	20,994	20,582	81,023	78,572
Operating and administrative expenses	230,339	226,802	918,670	924,699
Depreciation	37,817	33,989	151,569	142,188
Amortization	9,607	10,622	41,749	43,197
Other operating (income) expense, net	(4,637)	3,135	(19,645)	(16,210)
	638,471	509,535	2,194,573	1,878,771
Operating income	148,825	167,631	369,052	466,114
Loss on extinguishments of debt	—	(33,151)	(26,578)	(82,040)
Interest expense	(40,577)	(40,028)	(160,775)	(163,098)
Income before income taxes	108,248	94,452	181,699	220,976
Income tax (expense) benefit	(2,378)	(837)	(3,575)	1,646
Net income including noncontrolling interest	105,870	93,615	178,124	222,622
Deduct net income attributable to noncontrolling interest	(1,449)	(1,661)	(3,598)	(4,657)
Net income attributable to AmeriGas Partners, L.P.	$104,421	$91,954	$174,526	$217,965
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$12,372	$11,352	$46,166	$42,124
Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$92,049	$80,602	$128,360	$175,841
Income per limited partner unit (a)
Basic	$0.97	$0.87	$1.37	$1.81
Diluted	$0.97	$0.87	$1.37	$1.87
Weighted average limited partner units outstanding:
Basic	93,016	92,967	93,006	95,958
Diluted	93,080	93,019	93,060	93,025
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	305.0	305.7	1,046.2	1,076.1
Wholesale gallons sold (millions)	17.0	13.6	52.5	48.4
Total margin (b)	$421,951	$442,179	$1,461,395	$1,559,988
Adjusted total margin (c)	$421,200	$416,448	$1,455,313	$1,462,545
EBITDA (c)	$194,800	$177,430	$532,194	$564,802
Adjusted EBITDA (c)	$194,057	$185,110	$560,221	$550,383
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$103,678	$99,634	$202,553	$203,546
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$10,105	$15,379	$46,760	$54,568
Growth capital expenditures	$13,480	$11,002	$48,608	$45,532

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

(b)	Total margin represents "Total revenues" less "Cost of sales — propane" and "Cost of sales — other."

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA, and adjusted net income attributable to AmeriGas Partners, L.P.

GAAP / NON-GAAP RECONCILIATION
(Thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Adjusted total margin:
Total revenues	$787,296	$677,166	$2,563,625	$2,344,885
Cost of sales — propane	(344,351)	(214,405)	(1,021,207)	(706,325)
Cost of sales — other	(20,994)	(20,582)	(81,023)	(78,572)
Total margin	421,951	442,179	1,461,395	1,559,988
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(751)	(25,731)	(6,082)	(97,443)
Adjusted total margin	$421,200	$416,448	$1,455,313	$1,462,545

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net income attributable to AmeriGas Partners, L.P.	$104,421	$91,954	$174,526	$217,965
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(751)	(25,731)	(6,082)	(97,443)
Loss on extinguishments of debt	—	33,151	26,578	82,040
MGP environmental accrual	—	—	7,545	—
Noncontrolling interest in net gains on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual	8	260	(14)	984
Adjusted net income attributable to AmeriGas Partners, L.P.	$103,678	$99,634	$202,553	$203,546

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
Net income attributable to AmeriGas Partners, L.P.	$104,421	$91,954	$174,526	$217,965
Income tax expense (benefit)	2,378	837	3,575	(1,646)
Interest expense	40,577	40,028	160,775	163,098
Depreciation	37,817	33,989	151,569	142,188
Amortization	9,607	10,622	41,749	43,197
EBITDA	194,800	177,430	532,194	564,802
Subtract net gains on commodity derivative instruments not associated with current-period transactions	(751)	(25,731)	(6,082)	(97,443)
Loss on extinguishments of debt	—	33,151	26,578	82,040
MGP environmental accrual	—	—	7,545	—
Noncontrolling interest in net gains on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual	8	260	(14)	984
Adjusted EBITDA	$194,057	$185,110	$560,221	$550,383